EXHIBIT 10.29

                                 LEASE AGREEMENT

                              FRP LAKESIDE L.P., a
                          Maryland limited partnership

                                       and

                                 ALCORE, INC., a
                              Delaware corporation
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                                TABLE OF CONTENTS

                                                                          PAGE

1.    Property............................................................. 1
2.    Term................................................................. 2
3.    Construction and Alterations......................................... 3
4.    Rent................................................................. 4
5.    Security Deposit..................................................... 5
6.    Use.................................................................. 5
7.    Utilities............................................................ 6
8.    Use of Roof.......................................................... 6
9.    Repairs and Maintenance.............................................. 6
10.   Real Estate Taxes.................................................... 8
11.   Alterations.......................................................... 9
12.   Liens................................................................ 9
13.   Compliance with Laws and Regulations/Hazardous Materials............. 9
14.   Inspection by Landlord.............................................. 10
15.   Indemnification; Liability Insurance................................ 11
16.   Casualty Insurance; Damage or Destruction........................... 11
17.   Eminent Domain...................................................... 13
18.   Default............................................................. 13
19.   Quiet Enjoyment; Estoppel; Subordination............................ 16
20.   Assignment.......................................................... 17
21.   Applicable Law...................................................... 18
22.   Notices............................................................. 18
23.   Tenant Financial Statements......................................... 19
24.   Brokerage........................................................... 19
25.   Successors and Assigns.............................................. 19
26.   Surrender of the Property........................................... 20
27.   Renewal Option...................................................... 20
28.   Ownership of The Property/Declarations of Covenants................. 21
29.   Force Majeure....................................................... 21
30.   Right of First Refusal.............................................. 22
31.   Recordation......................................................... 22
32.   Guaranty............................................................ 22
33.   Exhibits............................................................ 23

EXHIBITS

Exhibit A       Site Plan depicting Access Easement and Loading Dock Easement
Exhibit B       Tenant's Space Plan
Exhibit B-1     Plans and Specifications
Exhibit C       Commencement Agreement
Exhibit D       Guaranty
Exhibit E       Lakeside Business Park Declaration of Covenants and Restrictions
                Land Use, Architectural Control and Common Area
Exhibit F       Lakeside Business Park Declaration of Covenants, Conditions and
                Restrictions Storm Water Management

                                 LEASE AGREEMENT

      THIS LEASE is made this 21st day of January, 1998, by and between FRP LAKESIDE L.P., a Maryland limited partnership (hereinafter called "LANDLORD") and ALCORE, INC., a Delaware corporation (hereinafter called "TENANT").

                                   WITNESSETH:

      That for and in consideration of the rent hereinafter reserved, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord the property described in Section I, upon the following terms:

      1.    PROPERTY

            The property leased hereby (hereinafter called "PROPERTY") is (a) the 5.23 acres, more or less, referred to as Lot #7 (Harford County property tax account #A-01-302531) in the Lakeside Business Park inclusive of all the improvements existing and proposed thereon pursuant to the plans and specifications attached hereto and referred to as EXHIBITS A, B AND B-1 inclusive of the 110,875 square feet, more or less, of space under construction as of the date hereof (the "BUILDING"), and (b) the right to use in common with others those portions of land shown highlighted on EXHIBIT A and not part of Lot 7, all of which shall be the subject of future easements running to the benefit of Lot 7 as hereafter described.

            The Building shall be constructed in accordance with EXHIBITS B AND B-1. Upon completion, the Property's address will be 1502 Quarry Drive, Edgewood, Maryland 21040. Tenant, its agents, employees and invitees shall have the exclusive right to use all of the driveways, walkways, parking areas and other areas and facilities of the Property, except for the two proposed easement areas indicated on EXHIBIT A attached hereto.

            Landlord confirms it is the owner of the parcels bordering the property on its north, south, and west boundaries. At such time as Landlord deems appropriate, but not later than the development and/or subdivision of proposed Lot 6, Landlord will subdivide the parcel bordering the Property and, in conjunction with said subdivision, Landlord will record two easements affecting the Property, which easements shall be in form and content reasonably satisfactory to Tenant. The first easement (highlighted in yellow on EXHIBIT A and hereafter, the "ACCESS EASEMENT") shall provide for vehicular and pedestrian ingress and egress to and from proposed Lots 5 and 6, and to and from Lot 7 via the road on the west side of the Property. The Access Easement shall burden that portion of Lot 7 contained therein. The Access Easement shall benefit Lot 7 to the extent of that portion thereof not now contained in Lot 7. Until Lots 5 and/or 6 are subdivided, Tenant shall be granted a non-exclusive right to use the Access Easement, and any maintenance required as a result of Tenant's use of the Access Easement during such period shall be at Tenant's expense. Upon commencement of the development Lots 5 and/or 6, the owner(s) of Lots 5 and/or 6 shall share in the costs to maintain the Access Easement on a percentage basis determined by the number of lots utilizing such easement. For example, if Lots 5 and 6 are divided into a total of four lots that utilize the Access Easement, then the denominator used to determine Tenant's share of costs to maintain said easement shall be "5," since Lots 5, 6 and 7 would, in this example, include 5 lots in total.

            The second easement (highlighted in blue on EXHIBIT A and hereafter, the "LOADING DOCK EASEMENT") shall be for ingress and egress of trucks and trailers over the Loading Dock Easement area to the loading docks on the benefitted parcels. Landlord warrants that the area from the Building to the building proposed to be built on Lot 6, shall contain not less than one hundred sixty (160) linear feet from any point on that portion of either Building from which loading and unloading occurs or may occur. Until such time as Lot 6 is subdivided, the tenant of Lot 7 shall be granted a non-exclusive right to use the land to be included in the Loading Dock Easement, and any maintenance required as a result of Tenant's use of the Loading Dock Easement during such period shall be at Tenant's expense. After Lot 6 is subdivided, Landlord will formally record a Loading Dock Easement. The cost to maintain the Loading Dock Easement after Lot 6 is developed shall be allocated equally (50-50) between Lots 6 and 7.

      2.    TERM

            The term of this Lease shall begin on the date which is not more than one hundred forty-five (145) days after the last to occur of: (i) execution of this Lease and the Guaranty attached hereto and incorporated herein as EXHIBIT D ("Guaranty"), (ii) Tenant's approval of Tenant's Space Plan (EXHIBIT
B) (such date being hereinafter referred to as the "Anticipated Commencement Date"). The term shall end ten (10) years after the first day of the first full calendar month of the term. If, for any reason, Landlord does not deliver possession of the Building to Tenant with evidence of "substantial completion" (as hereinafter defined) as required by the terms of the second paragraph of this Section 2 on or before the Anticipated Commencement Date, then the commencement of the term shall be delayed until delivery of the Building and in addition, for each day thereafter that Landlord fails to so deliver the Building to Tenant, Landlord shall, beginning on the 146th day, pay to Tenant the amount of Two Hundred Fifty Dollars ($250.00) per day of delay. Notwithstanding the foregoing, in the event that delivery by Landlord of the Building upon such terms has not occurred on or before July 3, 1998, Tenant shall, until such time as the Building is delivered to Tenant in the condition herein required, have the right to receive, for each day of delay, beginning on July 4, 1998, and in addition to the $250/day payment hereinabove set forth, an abatement of rent.

            If, for any reason, the term has not begun by September 1, 1998, then this Lease shall be void and of no further force or effect. For purposes hereof, "substantial completion" of the Property improvements shall be evidenced by: (i) issuance of an occupancy certificate by Harford County, provided Tenant has performed and completed all its work within the Property in accordance with all federal, state, county and local laws, rules and regulations, (ii) issuance of an architect's certificate of completion certifying that the Building was completed in accordance with the Plans and Specifications attached hereto as EXHIBIT B-1, and (iii) issuance of a Structural Engineer's certificate of compliance. Upon substantial completion, Landlord shall deliver possession of the Property to Tenant, and Landlord and Tenant shall confirm the commencement of the term by executing a "COMMENCEMENT AGREEMENT" in the form attached hereto as EXHIBIT C.

      3.    CONSTRUCTION AND ALTERATIONS

            Landlord's Construction: Landlord shall, at its expense, prepare the Property for Tenant's use, substantially in accordance with the outlined specifications and Tenant's Space Plan set forth on EXHIBITS B and B-1, respectively, each attached hereto and made a part hereof. Upon the execution of this Lease, Landlord shall prepare working plans and specifications for the work it shall perform on the Property consistent with EXHIBITS B and B-1, and thereafter apply for all necessary building and other permits. Upon receipt of the requisite permits Landlord shall commence the work required of it by this Lease.

            Notwithstanding anything to the contrary set forth in this Lease, and notwithstanding any limitation of liability by virtue of the transfer of Landlord's interest in the Property or otherwise, for a period of one (1) year following the later of substantial completion of the Building and the commencement of the term, FRP Lakeside, L.P. agrees to warrant all construction and improvements in the Building performed by Landlord or its agents.

            Tenant's Construction: Any work in addition to the work specifically enumerated in EXHIBITS B AND B-1 required for Tenant's use of the Property shall be performed by Tenant at its cost and expense after written approval is obtained from Landlord.

            The parties acknowledge that the construction costs for the work described on EXHIBITS B and B-1 will cost $582,412.00. Landlord shall provide to Tenant an allowance of $500,000.00 toward the construction costs for the work detailed in Exhibits B and B-1. Therefore, the construction costs in excess of Landlord's allowance to Tenant shall be $82,412.00 and shall be paid by Tenant to Landlord within thirty (30) days after the commencement of the term. Construction costs in excess of such amount shall be paid in cash by Tenant within 30 days after presentation by Landlord of invoices therefor, together with certification by Landlord that such costs have not been included in previously paid invoices. Tenant shall not be obligated to pay for any change orders unless approved in writing by Tenant. Landlord agrees that in the event Tenant requests a change to EXHIBIT B and/or B-1 that results in the removal of a particular item set forth therein, Tenant may elect to either receive a credit equal to the cost of the item removed, or Tenant may substitute an item of comparable cost in place of any such removed item.

     4.    RENT

            Tenant shall pay Landlord an annual rent per the following schedule:


       YEAR:                   PAYABLE PER MONTH:                    ANNUAL
       -----                   ------------------                    ------
         1                    $37,500.00 per month                $450,000.00
         2                     38,400.00 per month                $460,800.00
         3                     39,400.00 per month                $472,800.00
         4                     40,400.00 per month                $484,800.00
         5                     41,450.00 per month                $497,400.00
         6                     42,500.00 per month                $510,000.00
         7                     43,600.00 per month                $523,200.00
         8                     44,700.00 per month                $536,400.00
         9                     45,900.00 per month                $550,800.00
         10                    47,100.00 per month                $565,200.00

            All rent shall be paid in advance on the 1st day of each calendar month during the term. If the term begins on a day other than the 1st day of the calendar month, the rent for the period from the beginning date of the 1st day of the first full calendar month of the term shall be prorated at the aforesaid monthly rate and shall be payable on the date the term begins. Rent shall be paid to Landlord at FRP Lakeside L.P., 34 Loveton Circle, Suite 100, Sparks, Maryland 21152, or to such address as Landlord may from time to time notify Tenant, without prior demand, and without abatement, deduction, recoupment, or set-off except as set forth in this Lease.

            Whenever, under the terms of this Lease, any sum of money is required to be paid by Tenant in addition to the rent herein reserved, whether or not such sum is designated as "additional rent", it shall, nevertheless, be deemed to be additional rent and shall be collectible as rent.

            If any installment of rent or an other sum payable hereunder is not received by Landlord within five (5) days of the due date, and Tenant fails to correct the delinquency within five days written notice of said delinquency, the rent and other sum shall be accompanied by a late charge of fifteen percent (15%) of the total due.

            Tenant agrees that if Tenant vacates the Premises at any time, it shall pay, in addition to other sums due hereunder, and as additional rent hereunder, together with monthly payments of Base Rent, three percent (3%) of the monthly Base Rent, such additional rent to be payable until the Premises is again occupied by Tenant or any assignee or subtenant of Tenant.

         5. SECURITY DEPOSIT

            A security deposit of thirty-seven thousand five hundred and 00/100 dollars ($37,500.00) will be paid to Landlord at lease execution. This deposit shall be held, without interest, as security for the payment of rent and other sums payable by Tenant under this Lease, and the faithful performance of all other terms, covenants and conditions of this Lease. The deposit shall be repaid to Tenant at the expiration of the term without any interest, provided Tenant shall have made all payments and performed all covenants and agreements on Tenant's part to be performed hereunder. Upon default by Tenant hereunder, all or part of the deposit may, at Landlord's option, be applied on account of the default, and thereafter Tenant shall promptly restore the deposit to the amount stated above. Landlord may commingle the deposit with other funds of Landlord and Tenant waives the benefit of any provision of law requiring the deposit to be held in escrow or in trust.

         6. USE

            The Property shall be used and occupied by Tenant solely: (i) as an office, warehouse and manufacturing facility for the construction, sales and distribution of aluminum, non-metallic, thermo-plastic and other types of honeycomb cores, (ii) for the manufacture of commercial panels using structural core materials, (iii) for the operation of a quality control lab, (iv) for the operation of a research and development lab, (v) for special processing of structural core materials, and (vi) for other uses incidental thereto, and for no other purpose without Landlord's prior consent.

            Tenant acknowledges it is aware the Property's use is governed by the Lakeside Business Park Declaration of Covenants and Restrictions Land Use, Architectural Control and Common Area and the Lakeside Business Park Declaration of Covenants, Conditions and Restrictions Storm Water Management, which are attached hereto as EXHIBITS E and F, respectively. Landlord represents that Tenant's use of the Property stipulated herein shall be permitted within the Lakeside Business Park Declaration of Covenants and Restrictions Land Use, Architectural Control and Common Area and the Lakeside Business Park Declaration of Covenants, Conditions and Restrictions Storm Water Management. Landlord further warrants it will not unreasonably withhold it's approval for Tenant to modify it's use of the Building's interior, provided, Tenant adheres to the Lakeside Business Park Declaration of Covenants and Restrictions Land Use, Architectural Control and Common Area and the Lakeside Business Park Declaration of Covenants, Conditions and Restrictions Storm Water Management and all Tenant uses are in compliance with federal, state, county and local laws, ordinances and guidelines inclusive of zoning regulations applicable to the Property.

            Tenant shall, at its expense, obtain all federal, state, county and local permits with respect to the conduct of its business, the use and occupancy of the Property and Building and shall pay occupancy fees, license fees and other charges imposed on the Property and the use and occupancy thereof.

         7. UTILITIES

            Landlord shall furnish gas, electricity, water and sewer service to the Property. Tenant shall arrange to have all fees for gas and electric billed in its name and Tenant shall pay promptly, when due, all charges for such service. Landlord shall pay all third party-levied water and sewer charges applicable to the Property and Tenant shall pay Landlord, within thirty (30) days after Landlord's written request, all third party levied charges for sprinkler alarms, water and sewer service on the Property. Landlord shall pay for all utilities and related charges in connection with the construction and build-out of the Building, including water and sewer impact fees without reimbursement from Tenant. Tenant shall, at its expense, obtain telephone, security and other services required in connection with its use of the Property.

         8. USE OF ROOF

            Tenant may use the roof of the Building to install a satellite antennae, provided: (i) Tenant notifies Landlord in writing (inclusive of all plans pursuant thereto) of it's intent to use the roof, (ii) Tenant shall use Landlord's roofing contractor for any such installation to ensure that the roof warranty remains in full force and effect, and (iii) Tenant shall maintain such satellite antennae and repair any damage to the roof resulting from Tenant's use and/or installation of such satellite antennae, all of which shall be performed by the roofer issuing the roof warranty. Tenant's use of the roof for any other reason shall require Landlord's prior consent, which consent shall not be unreasonably withheld, provided Tenant's use of the roof complies with the Lakeside Business Park Declaration of Covenants and Restrictions Land Use, Architectural Control and Common Area and the Lakeside Business Park Declaration of Covenants, Conditions and Restrictions Storm Water Management, all Tenant's roof uses are in compliance with federal, state, county and local laws, ordinances and guidelines inclusive of zoning regulations pursuant to the Property, and Tenant indemnifies Landlord and holds it harmless from all claims, damages and encumbrances arising from the use of the roof by Tenant. Should Tenant cause any work to be performed on the roof which causes the roof warranty to be terminated, then Tenant shall thereafter, at its sole cost and expense, maintain the roof.

         9. REPAIRS AND MAINTENANCE

            Except as provided in Section 8 hereof, Landlord shall, at its expense, maintain the exterior walls, structural components and roof of the Building in good condition, all such maintenance to be performed in a workmanlike manner. Tenant shall promptly notify Landlord of any damage to or the necessity of any repairs to the roof or exterior walls. Tenant shall, at its expense, maintain the interior of the Building, and all doors, loading docks and leveling equipment, if any, the windows and glass, and the systems, machinery and equipment, including plumbing, electrical, heating and ventilating and air conditioning, and promptly make all necessary repairs and replacements. In addition, Tenant shall keep the sidewalks, steps, ramps, walkways and loading docks which exclusively serve the Building free of snow, ice and debris. At the beginning of the term, Landlord shall provide all manufacturer's product warranties to Tenant and, upon expiration of product manufacturer warranties, Tenant shall, at its expense, obtain and keep in full force and effect throughout the term, maintenance contracts for the heating and air conditioning systems and equipment with contractors acceptable to Landlord. Copies of the contracts shall be given to Landlord at the beginning of the term, and copies of renewals on replacements shall be given to Landlord prior to expiration of prior maintenance contract terms. Tenant shall provide its own janitorial services, including window cleaning and light bulb, tube and starter replacement, and shall keep all trash in closed containers and arrange for periodic removal thereof. Tenant's trash containers or dumpster shall be placed at a location designated by Landlord. Tenant shall also keep the walkways, loading docks and ramps adjacent to the Property free of litter. In addition, Tenant shall, upon the reasonable request of the Landlord, at Tenant's expense, throughout the term, maintain a contract with an extermination service, acceptable to Landlord to provide monthly service to control rodents and other pests in the Property. If Tenant fails to maintain the required contracts, Landlord shall provide written notice to Tenant of said failure to maintain the requisite contracts and shall arrange for the contracts fifteen days thereafter if Tenant continues to fail to comply with contract requirements, at Tenant's expense. Landlord shall provide a one (1) year warranty on all doors, loading docks and leveling equipment, if any, the windows and glass, and the systems, machinery and equipment, including plumbing, electrical, heating and ventilating and air conditioning, along with the floor slab from the date of Tenant occupancy of the Property. Said warranty shall be provided except in cases where Tenant's use of facilities demonstrates willful disregard for care and maintenance of it's Property.

            Landlord shall maintain the sprinkler system and the parking, driveway and other areas and facilities of the Property in good condition and repair. Except for those areas required to be kept free of ice, snow and litter by Tenant pursuant to the first paragraph of this Section 9, Landlord shall keep the parking, driveway and other areas and facilities of the Property reasonably free of ice, snow and litter. Additionally, Landlord shall provide adequate lighting and, if necessary, security for these areas. Tenant shall pay to Landlord the amounts set forth below as reimbursement to Landlord for all reasonable costs and expenses incurred by Landlord to maintain the Property. Such costs and expenses shall include, without limitation, gardening and landscaping, roof maintenance, premiums for public liability and property damage insurance, repairs, parking lot striping and maintenance, exterior wall painting/sealing, lighting, sanitary control, sprinkler system monitoring, maintenance and repair, annual environmental and safety inspections, Lakeside Owner's Association dues and assessments, the cost of personnel directly related to the Building's maintenance (which shall be payable only as to the verifiable portion of the time such employees actually spend at the Property), plus 20% of all the foregoing for administrative and overhead costs. Tenant shall reimburse Landlord for actual snow removal costs for Lot 7 only, subject to adjustment based on the Loading Dock Easement and the Access Easement as described in
Section 1 hereinabove. All contracts for snow removal shall require Tenant's prior approval. In addition, during the renewal term (if any) all contracts for snow removal, gardening and landscaping, and sprinkler system monitoring and maintenance shall require Tenant's prior approval. Any such approvals by Tenant shall not be unreasonably withheld. All other expenses incurred by Landlord to maintain the Property shall be initiated by Landlord in good faith with the intent of maintaining the Property in good, workmanlike condition. Landlord agrees and confirms no capital improvements shall be included in billable operating costs unless Tenant specifically agrees to said costs in advance of incurring same.

            Tenant shall pay for maintenance costs (other than snow and ice removal, which shall be payable at actual cost to Landlord) each month in the following amounts:

            YEAR              MONTHLY AMOUNT          AMOUNT PER SQUARE FOOT
            ----              --------------          ----------------------
             1                  $1,847.92                     $ .20
             2                  $1,940.31                     $ .21
             3                  $2,032.71                     $ .22
             4                  $2,125.10                     $ .23
             5                  $2,217.50                     $ .24
             6                  $2,309.90                     $ .25
             7                  $2,402.29                     $ .26
             8                  $2,494.69                     $ .27
             9                  $2,587.08                     $ .28
             10                 $2,679.48                     $ .29

            If Landlord shall fail to commence the making of any repairs or Landlord fails to perform any maintenance it is obligated to do under the terms of this Lease within thirty days (30) after written notice from Tenant [except, if an emergency occurs and the immediate curing of such breach is necessary to protect the Property or persons from imminent injury or damage, the thirty (30) day grace period shall be reduced to twenty-four (24) hours after written notice via facsimile], Tenant shall have the right to cause such repairs or maintenance to performed, and, if the repairs or maintenance are both the Landlord's responsibility and sole expense pursuant to this Lease, Tenant shall be entitled to reimbursement from Landlord for the reasonable cost of any such repairs and maintenance within thirty days after Landlord receipt of Tenant's statement of costs inclusive of supporting documentation (e.g. paid invoices). If Landlord fails to pay any such costs to Tenant and Landlord fails to notify Tenant in writing that it formally disputes the validity of said costs within thirty (30) days after Tenant's written notice, Tenant shall be entitled to offset such costs against it's rents thereafter coming due under this Lease.

        10. REAL ESTATE TAXES

            Tenant shall pay to Landlord, within thirty days after Landlord's written request, all real estate taxes, assessments and other governmental charges levied against the Property in excess of real estate taxes, assessments and other governmental charges levied for the base tax year when all improvements stipulated in Section 3 and EXHIBITS B AND B-1 are complete and included in the assessment. Tenant acknowledges the property resides within an enterprise zone and confirms the base year tax assessment may be significantly discounted to reflect the benefit of enterprise zone classification. Tenant's obligation to pay taxes and other charges shall be apportioned with respect to the tax years in which the term begins and ends proportionately as the number of days in the term during such tax year bears to 365. Landlord shall furnish a copy of all real estate tax assessment notices to Tenant within ten days after their receipt by Landlord. Tenant shall, if permitted by law, have the right to appeal any real estate tax assessment or charge, provided, Landlord is informed in writing of Tenant's intent to pursue an appeal within ten days after Tenant's receipt of real estate tax assessment notices from Landlord and Landlord is granted the right to participate in said appeal on Tenant's behalf.

        11. ALTERATIONS

            Tenant shall not make any structural alterations, additions or modifications to the Property, or place any signs thereon, without the prior written consent of Landlord. Landlord agrees it will not unreasonably withhold or condition it's approval, provided, all alterations, additions or modifications are in compliance with all federal state, county and local laws, regulations and guidelines. In addition, all alterations, additions or modifications must conform to the Lakeside Business Park Declaration of Covenants and Restrictions Land Use, Architectural Control and Common Area and the Lakeside Business Park Declaration of Covenants, Conditions and Restrictions Storm Water Management. Prior to making any approved alteration, modification or addition, Tenant shall, at its expense, obtain all necessary permits from appropriate governmental authorities and, upon completion, furnish to Landlord an "as-built" drawing of the alteration, addition or modification. All additions, alterations and modifications made by Tenant shall be the property of Landlord. Tenant shall, however, upon the request of Landlord given to Tenant at least thirty (30) days prior to the expiration or termination of the term, remove any alterations, additions or modifications made by it and restore the Property to the condition which existed at the beginning of the term.

        12. LIENS

            Tenant shall not permit the Property to be subjected to any mechanic's or other liens; and if any lien attaches, Tenant shall promptly discharge the same by payment, bond or otherwise; and Tenant shall, at its expense, defend any proceeding for the enforcement of any lien, discharge any judgement thereon and save Landlord harmless from all costs and expenses resulting therefrom, including reasonable counsel fees and other expenses incurred by Landlord, if it elects to defend or participate in the defense of such proceedings.

        13. COMPLIANCE WITH LAWS AND REGULATIONS/HAZARDOUS MATERIALS

            Tenant shall promptly comply with all laws, rules, regulations, requirements and recommendations of governmental bodies and public authorities, fire insurance rating organizations and insurers, pertaining to the Property and the use and occupancy thereof. Tenant shall not do or suffer to be done, or keep or suffer to be kept anything in or about the Property which will contravene any insurance which Landlord or Tenant carries with respect to the property. No hazardous materials or toxic substances shall be stored or kept in or about the Property, and no such substances shall be discharged from the Property except in strict accordance and compliance with federal, state and local regulations and guidelines for the use, handling treatment and discharge of said substances. No activity may be carried on in the Property which would produce any waste materials that are considered or classified as hazardous or toxic under any federal, state or local law, ordinance, rule or regulation beyond the scope of operations as set forth in Section six above. And, any activities or uses permitted within section six of this Lease must be performed in strict accordance with all federal, state and local regulations and guidelines for the use, handling treatment and discharge of said substances.

            Tenant agrees to indemnify, defend, and hold harmless Landlord, it's assignees and their respective agents, employees, officers, and directors from and against any and all damages, actions, awards, fines, claims, and actions of any kind, and all costs associated therewith including clean-up costs, expenses, reasonable attorneys' and consultants' fees and court costs which may arise as a result of any claim or finding that Hazardous Materials are present within, upon or beneath the Property and caused by Tenant, and Tenant will, at it's sole cost and expense, properly investigate, clean-up, remediate, remove, and abate such Hazardous Materials, and take all other actions required by any federal, state, local, or other governmental authority having jurisdiction thereof, at times and in a manner so as not to disturb other residents in Lakeside Business Park, in accordance with all applicable federal, state, county and local laws, rules, regulations, orders, and ordinances. Upon Landlord's request, Tenant shall, at no expense to Landlord, provide Landlord with such evidence and complete all certifications required by all such governmental authorities as to the environmental status of the Property including the existence of Hazardous Materials. Tenant's and Landlord's obligations and liabilities under this paragraph shall survive the expiration or earlier termination of this Lease.

            Landlord represents that, to the best of its knowledge, no Hazardous Materials or conditions exist on or under Lot 7. Landlord will defend, indemnify and hold harmless Tenant, its successors and assigns, from and against any and all liabilities, actions, demands, penalties, losses, costs or expenses (including, without limitation, reasonable attorneys' fees, consultants' fees and remedial costs), suits, costs of any settlement or judgment and claims which may be paid, incurred or suffered by Tenant as a result of the presence on or under Lot 7 of Hazardous Substances, provided such presence is not as a result of Tenant's use or occupancy of Lot 7 or the Building thereon.

            The term "Hazardous Materials" as used herein shall mean any hazardous or toxic substance, material, or waste which, during the term of this Lease, is determined by or defined by any federal, state, local, or other government authority to be capable of posing a risk of injury to health, safety, or property and/or disposal of which is regulated by any such governmental authority.

        14. INSPECTION BY LANDLORD

            Upon twenty-four hours advance notice, Landlord, its agents, authorized representatives and designees, may enter the Property during normal business hours to view and inspect the same, to show the Property to prospective purchasers and mortgagees, or to perform any work therein. Further, Landlord may, at any time after twenty-four hours advance notice during the last six months of the lease term, enter the Property for the purposes of showing it to prospective tenants and post "For Rent" signs on the Property. Landlord warrants it will exercise all reasonable care not to interfere or impede Tenant's ability to conduct it's business during any visits to the Property. Notwithstanding the foregoing, Landlord shall be permitted without any advance notice to enter the Property to perform safety or environmental compliance inspections.

        15. INDEMNIFICATION; LIABILITY INSURANCE

            Tenant shall defend, indemnify and save Landlord harmless from and against any and all claims, actions, demands, damages, liability and expenses (including reasonable counsel fees) for damage to property and injury or death of persons, which is caused by or arises out of or in connection with the Property, its appurtenances, and the use or occupancy thereof, or any act or omission of Tenant, its agents, employees, invitees or contractors, or out of a breach by Tenant or any term, covenant or condition of this Lease to be performed or observed by Tenant except for circumstances where the claims, actions, demands, damages, liability and expenses (including reasonable counsel fees) for damage to property and injury or death of persons, is caused by the gross negligence or willful misconduct of Landlord or it's agents, subcontractors, invitees or employees.

            Tenant shall, at its expense, maintain comprehensive general public liability insurance covering personal injury and property damage occurring on the Property and its appurtenances, which insurance shall include Landlord and Tenant as named insureds, and shall include contractual indemnity coverage for Tenant's liability hereunder. This insurance shall be written with companies acceptable to Landlord and have liability limits of at least Four Million Dollars ($4,000,000), combined single limit coverage, on an occurrence basis.

            Landlord shall maintain comprehensive general public liability insurance covering personal injury and property damage occurring on the Property. This insurance shall have liability limits of at least Four Million Dollars ($4,000,000), combined single limit coverage, on an occurrence basis.

        16. CASUALTY INSURANCE; DAMAGE OR DESTRUCTION

            Landlord shall maintain all risks insurance on the Property for the full replacement cost thereof, including rent interruption insurance on the Building in an amount equal to at least six months of gross rent revenues. Tenant shall pay to Landlord, within thirty (30) days after Landlord's written request, the annual cost of any increase in insurance premiums for this all risks insurance over the premium for the year in which the term begins for Landlord to maintain this insurance.

            Tenant shall, at its expense, maintain at least standard fire and extended coverage, vandalism, malicious mischief, and sprinkler damage insurance on its trade fixtures, equipment and other personal property on the Property, existing Landlord-provided improvements to the Property, on the leasehold improvements to the Property, and all other improvements provided by the Tenant or Landlord to the Property hereafter for their full replacement value, containing a waiver of subrogation for the benefit of Landlord. Landlord shall not be liable to Tenant for any damage to any property of Tenant from any cause, unless it is due to Landlord's willful negligence, misconduct or failure to comply with terms of the Lease. Certificates evidencing the insurance required hereby, naming Landlord as an additional insured, shall be delivered to Landlord at the beginning of the term and at the time of renewal or replacement.

            If the Property, or any part of the Building, is damaged or destroyed by fire or other casualty, to the extent that appropriate governmental representatives (fire marshals, building inspectors) declare the Property unfit for Tenant's intended purposes, Tenant shall give notice thereto to Landlord and Landlord shall, at its option, either (i) repair, restore, rebuild and replace the damaged or destroyed part, and complete the same as soon as reasonably possible, subject to delays beyond its reasonable control, to the condition they were in prior to the damage or destruction, except for changes in design or materials as may then be required by law or prudent under the circumstances; or
(ii) if the Property or the Building in which it is located is damaged or destroyed so as to render it wholly or substantially untenable, terminate this Lease by written notice to Tenant within thirty (30) days of the date of the casualty.

            If Landlord elects to repair and restore, there shall be an abatement of rent and additional rent. If Landlord terminates this Lease as above provided, rent and additional rent shall be paid through the date of the casualty. If Landlord fails to substantially restore the Property within six (6) months after the date of casualty, Tenant may elect to terminate the remainder of it's lease term, provided, no early lease termination fees or charges, if applicable, are levied by Tenant against Landlord. Notwithstanding the foregoing, Landlord warrants it will diligently pursue repair or restoration endeavors in a timely manner on behalf of Tenant.

            MUTUAL WAIVER OF SUBROGATION. Landlord and Tenant shall each insure their properties as herein required, and neither shall be responsible to the other for any damage to its property from any cause, unless the damage is due to the other's negligence and is caused by an occurrence which is not an insured hazard under insurance required to be carried hereunder; it being understood that it is not the intention of the parties that they be relieved from liability for negligence contrary to any statute or public policy of the State of Maryland, but rather that each avail itself of insurance coverage without subjecting the other to liability for losses that could have been insured, and without subjecting the other to subrogation claims of any insurer.

            Notwithstanding anything to the contrary contained herein, Landlord agrees Tenant may maintain the insurance required in sections 15 and 16 of this Lease by blanket policies of insurance, provided, the insurance requirements in this Lease are fulfilled and the insurance coverage is not diminished in any way. In addition, Tenant shall be permitted to self-insure the risks set forth in the second paragraph of this Section 16, provided Tenant or its Guarantor maintains a net worth equal to at least Ten Million Dollars ($10,000,000.00).

        17. EMINENT DOMAIN

            If the Property, or any part thereof, are condemned under the power of eminent domain, or sold by Landlord to a condemning authority under threat of condemnation, this Lease shall terminate as to the part condemned on the date title or possession vests in the condemning authority, whichever is first.

            If any condemning authority notifies Landlord of a proposed condemnation of any part of the Property, Landlord shall give Tenant written notice of the proposed condemnation together with whatever plats and data are furnished to Landlord by the condemnor concerning the extent of the proposed condemnation. Tenant shall have fifteen (15) days after the date of such notice in which to elect to cancel this Lease effective upon consummation of the condemnation. If Tenant gives Landlord written notice of such election within fifteen (15) days, and if the proposed condemnation is consummated, this Lease shall terminate entirely on the same date that this Lease terminates as to the condemned portion of the Property. If the Tenant does not make a timely election to cancel this Lease, and the condemnation is consummated, Landlord may, at it's sole discretion, elect to diligently pursue restoration of the remaining Property as a complete architectural unit; and the rent shall thereafter be reduced proportionately to the reduction in the area of the Property.

            In the event of a condemnation, the entire award shall belong to Landlord and Tenant shall not be entitled to share in any part of the condemnation award (including consequential damages). Tenant shall, however, be entitled to retain any separate award obtained from the condemning authority for moving and relocation expenses and loss of trade fixtures, equipment and other personal property, to the extent compensable without diminution of Landlord's award.

        18. DEFAULT

            (a) Each of the following shall be deemed a default by Tenant and a breach of this Lease.

                     (i) The filing of a petition by or against Tenant for adjudication as a bankrupt under the Bankruptcy Code, as now or hereafter amended or supplemented, or for a reorganization within the meaning of the Bankruptcy Code, or for an arrangement within the meaning of the Bankruptcy Code, or the commencement of any action or proceeding for the dissolution or liquidation of Tenant, whether instituted by or against Tenant, or for the appointment of a receiver or trustee of the property of Tenant. Notwithstanding the foregoing, Landlord shall grant Tenant a sixty day period after any involuntary bankruptcy filing to vacate said filing, provided, Tenant is not past due in it's rental obligations and all post filing rents are paid to Landlord in a prompt manner;

                    (ii) The making by Tenant of an assignment for the benefit of creditors.

                    (iii) The filing of a tax lien against Tenant's estate in the Property not cured within thirty days after said filing.

                    (iv) Failure of Tenant to pay to Landlord all delinquent rentals within five (5) days after written notice by Landlord to Tenant informing Tenant it is delinquent in it's rental payment obligations; and

                     (v) A default by Tenant in the performance of any other term, covenant, agreement or condition of this Lease on the part of Tenant to be performed for a period of thirty (30) days after notice thereof, unless such performance shall reasonably require a longer period in which case Tenant shall not be deemed in default if Tenant commences the required performance promptly and thereafter pursues and completes such action diligently and expeditiously.

            (b) In the event of a default of the nature set forth above, Landlord may, at any time thereafter, at its election, exercise it's right to take possession of the Property by pursuing an action in appropriate courts within The State of Maryland having jurisdiction over the lease and Property to terminate this Lease and Tenant's right to possession of the Property, and thereafter, pending court approval shall take possession of the Property, and remove Tenant, any occupants and any property therefrom, without being guilty of or liable for trespass or damages and without relinquishing any rights of Landlord against Tenant.

            (c) If this Lease is terminated pursuant to the above, Tenant shall be liable to Landlord for rent and additional rent to the date of termination, and for liquidated damages to be calculated and payable as follows:

                            the monthly rent and additional rent payable by Tenant hereunder, which shall be payable when due, less the rent, if any, received by Landlord from others to whom the Property may be rented on such terms and conditions and at such rentals as Landlord, in its sole discretion, shall deem proper. In no event shall Tenant be entitled to excess rent, if any, that Landlord may receive from any substitute tenant; or, an amount equal to the present value (as of the date of Tenant's default) of all rent and additional rent which would have become due during the remainder of the term of this Lease, which liquidated damages shall be payable to Landlord in one lump sum on demand. Notwithstanding the foregoing, Landlord agrees it shall proceed in a reasonable expeditious manner to pursue relet of the Property with suitable, credit worthy (in Landlord's sole judgement) third parties. Said relet efforts shall be pursued in good faith by Landlord with the intent of protecting it's interests while making reasonable efforts to assuage Tenant's damages.

            (d) The failure by Landlord to insist upon the performance of any term, covenant or condition of this Lease or to exercise any right or remedy consequent upon an unremedied breach thereof, or the acceptance of full or partial rent during the continuance of any unremedied breach, shall not constitute a waiver of the performance of such term, covenant or condition. No term, covenant or condition of this Lease to be performed or complied with by Tenant, and no unremedied breach thereof, shall be deemed waived, altered or modified except by a written instrument executed by Landlord. The waiver of any breach shall not affect or alter this Lease, but each and every term, covenant and condition shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Upon any default, Tenant waives all legal, equitable and/or statutory rights to redeem its interest under this Lease.

            (e) In addition to the above, if Tenant defaults in the performance or observance of any term, covenant or condition to be performed under this Lease , and Tenant fails to materially pursue rectification of said default with fifteen days after written notice to Tenant of said default by Landlord, Landlord may take any necessary action to rectify the default on Tenant's behalf. Notwithstanding the foregoing, if Landlord in it's sole reasonable judgement deems the default of a nature requiring immediate resolution, it may proceed immediately to rectify said default. All money advanced and costs and expenses reasonably incurred by Landlord in rectifying defaults, together with interest thereon at the rate of twelve percent (12%) per annum, shall be repaid by Tenant to Landlord promptly upon demand.

            (f) Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for herein or now or hereafter existing at law, in equity, or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease, or now or hereafter existing at law, in equity, or by statute or otherwise, shall not be construed as an election of remedies so as to preclude the simultaneous or later exercise of any other right or remedy for such breach. If Landlord obtains a judgement against Tenant arising out of any default by Tenant under this Lease, then Tenant shall pay Landlord attorney's fees and other reasonable expenses incurred by Landlord in connection therewith together with interest thereon at the rate of twelve percent (12%) per annum, and shall be repaid by Tenant to Landlord promptly upon demand. If Tenant obtains a judgement against Landlord arising out of any default by Landlord under this Lease, then Landlord shall pay in addition to the amount of the judgment with interest thereon, Tenant's attorney's fees and other reasonable expenses incurred by Tenant in connection therewith together with interest thereon at the rate of twelve percent (12%) per annum promptly upon demand.

            (g) The failure of Landlord to perform any obligation hereunder after the applicable notice and cure period shall constitute a default hereunder. If Landlord defaults hereunder, then Tenant may pursue its rights at law and in equity, including without limitation, exercise of its self-help remedies provided in Section 9 hereof.

                    The failure by Tenant to insist upon the performance of any term, covenant or condition of this Lease or to exercise any right or remedy consequent upon an unremedied breach thereof, shall not constitute a waiver of the performance of such term, covenant or condition. No term, covenant or condition of this Lease to be performed or complied with by Landlord, and no unremedied breach thereof, shall be deemed waived, altered or modified except by a written instrument executed by Tenant. The waiver of any breach shall not affect or alter this Lease, but each and every term, covenant and condition shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

        19. QUIET ENJOYMENT; ESTOPPEL; SUBORDINATION

            Landlord covenants and agrees that Tenant, upon paying the rent and all other charges provided for herein, and observing and keeping the terms, covenants and conditions of this Lease on its part to be kept and performed, shall lawfully and quietly hold, occupy and enjoy the Property during the term of this Lease, free from any interference by Landlord or anyone claiming by, through or under Landlord.

         Upon request, Tenant shall promptly deliver to Landlord a signed and acknowledged statement setting forth:

            (i) that to the best of Tenant's knowledge, this Lease remains unmodified, in full force and effect, free of existing defaults and free of defenses against enforceability (or if there have been modifications or defaults or if it claims defenses against enforcement, then stating the modifications, defaults and/or defenses);

            (ii) the date to which rent and other charges have been paid, and the amount of any advance rentals paid;

            (iii)   the beginning and ending dates of the term;

            (iv) that to the best of Tenant's knowledge, there are no outstanding claims (or if there are any claims, then stating the nature and amount of the claim); and

                    Provided a non-disturbance agreement in form and substance acceptable to Tenant as hereafter described is executed by any applicable lender, this Lease shall be subject and subordinate to the lien of any mortgage or deed of trust now existing upon the Property and to any extensions, modifications or amendments thereto, without the necessity of Tenant executing any instrument other than this Lease. Landlord shall, within thirty (30) days following the date of this Lease, obtain a subordination and non-disturbance agreement from any existing mortgagee of Lakeside Business Park and/or Lot 7, the form and content of which shall be subject to Tenant's reasonable approval, and the obtaining of a non-disturbance agreement, in such event, shall be a condition to the Lease. The non-disturbance agreement shall provide that in the event of a foreclosure, said mortgagee will agree to recognize the Lease and not to disturb Tenant's use and occupancy of Lot 7 and/or the Building so long as Tenant shall not be in default under the Lease.

                    Furthermore, Tenant agrees that the Lease shall be
            subordinate to any future mortgage or deed of trust placed against Lot 7 and that it will attorn to the future mortgagee upon foreclosure of the mortgage or deed of trust, provided that the mortgagee shall agree to honor and abide by the terms of the Lease and give Tenant a non-disturbance agreement as hereinabove described.

        20. ASSIGNMENT

            Tenant shall not assign this Lease or sublet the Property in whole or in part, without the prior written consent of Landlord, which consent may not be unreasonably withheld by Landlord. If Landlord consents to an assignment or sublease, Tenant shall not be released of any of Tenant's obligations hereunder, and in addition to any other consideration that may pass between the parties in connection therewith, Tenant and any assignee or sublessee shall be deemed to have covenanted not to make any further assignment or sublease without Landlord's prior written consent. In the event of any assignment or subletting, Landlord shall be entitled, and Tenant hereby assigns unto Landlord, fifty percent (50%) of all sums payable by the assignee or sublessee, either as rent, additional rent or other charge, in excess of the rent and additional rent payable by Tenant hereunder less any reasonable expenses including leasing commissions, tenant improvement expenses required pursuant to the assignment or sublease, advertising expenses and other costs incurred by Tenant directly attributable to it's efforts to assign or sublet the Property. Notwithstanding the foregoing, if Tenant elects to assign or sublet the Property or a portion thereof to any party which controls, is materially in control of the Tenant or is under common control by Tenant, no excess rents or additional rents arising from said assignment or sublease shall be payable to Landlord.

        21. APPLICABLE LAW

            This Lease shall be construed under the laws of the State of Maryland. The parties acknowledge that this Lease has been drafted, negotiated, delivered and consummated in the State of Maryland. Tenant consents to suit in the state and federal courts of the State of Maryland on or with respect to the Property and this Lease. Tenant hereby waives any objection to the venue of any action filed in any state or federal court of Maryland, and waives any claim of forum non conveniens or for transfer of any action to any other court. Service of Process may be made upon Tenant in any action on or with respect to the Property, or this Lease, by sending such process to Tenant in the manner and to the address to which notices are sent under Section 22 hereof. Nothing herein shall be deemed to preclude Landlord from obtaining Service of Process upon Tenant in any other manner permitted by the laws and RULES OF COURT of the state and federal courts of Maryland.

            Landlord and Tenant each waive the right to trial by jury in any action or suit brought pursuant to, under, or in connection with this Lease.

        22. NOTICES

            All notices, requests, demands or other communications with respect to this Lease and the Property, shall be in writing, and shall be deemed to have been duly given when mailed, postage prepaid, United States registered or certified mail, or hand delivered, or sent by Federal Express, or other nationally recognized courier service, with signed receipt.

            (a) To Landlord, FRP Lakeside L.P., 34 Loveton Circle, Suite 100, Sparks, Maryland 21152, Attn: Mr. David deVilliers, or at such other address as Landlord may furnish to Tenant for this purpose.

            (b) To Tenant, Alcore Inc., 1324 Brass Mill Road, Belcamp, Maryland 21017, or at such other address as Tenant may furnish to Landlord for this purpose.

            (c) With a copy to: Ballard, Spahr, Andrews & Ingersoll, 300 E. Lombard Street, Baltimore, Maryland 21202, Attn: Fran S. Glushakow-Smith.

        23. TENANT FINANCIAL STATEMENTS

            Annually, no later than ninety (90) days after the end of Tenant's fiscal year, Tenant shall furnish to Landlord a copy of Tenant's year-end financial statements including income statements, balance sheets and statements of cashflows. Landlord shall maintain Tenant's financial statements in a confidential manner and shall not share the information contained therein with any third parties, except for mortgagees, without Tenant's prior consent.

        24. BROKERAGE

            Tenant represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with the Lease other than Arthur B. Steuart (broker) in cooperation with KLNB Inc. pursuant to a separate agreement between the Landlord and KLNB Inc., and hereby indemnifies and holds Landlord harmless from all liabilities arising out of any other claimed brokerage commissions or finder's fees (including, without limitation, the cost of counsel fees in connection therewith).

        25. SUCCESSORS AND ASSIGNS

            Except as herein otherwise provided, this Lease and the terms, covenants and conditions hereof, shall inure to the benefit of, apply to, and be binding upon the parties and their successors and assigns. If Landlord transfers its estate in the Property, or if Landlord further leases the Property subject to this Lease, Landlord shall thereafter be relieved of all obligations of Landlord arising after the assignment expressed in this Lease or implied by law, provided the transferee recognizes the Lease and all obligations of the Landlord contained within this Lease inclusive of terms and conditions contained within
Section 5 (Security deposit).

            If Tenant obtains a money judgement against Landlord or Landlord's successors or assigns under any provisions of, or with respect to this Lease or on account of any matter, parties under this Lease, Tenant's occupancy of the Property, or Landlord's ownership of the Property, Tenant shall be entitled to have execution upon such judgement only upon Landlord's estate inclusive of it's interest in the Property (or proceeds from the sale thereof) and not out of any other assets of Landlord, or its successors or assigns, subject, however to the second paragraph of Section 9 hereinabove; and Landlord shall be entitled to have any judgement so qualified to constitute a lien only on said estate.

        26. SURRENDER OF THE PROPERTY

            At the expiration of the tenancy hereby created, or upon any re-entry by Landlord pursuant to this Lease, Tenant shall, without notice to quit which Tenant hereby waives, surrender the Property in the same condition as the Property were upon completion of construction contemplated by Section 3 hereof, reasonable wear and tear excepted, and shall deliver all keys for the Property to Landlord at the place then fixed for the payment of rent, and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Property. Tenant shall remove all of its trade fixtures and other personal property, and any alterations, additions or improvements which Landlord requires to be removed, before surrendering the Property, and shall repair any damage caused by removal. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease.

            If Tenant remains in possession of the Property after the expiration of the term without the execution of a new lease, or a renewal or extension in writing, Tenant shall be liable for all damages that Landlord may sustain by virtue thereof, including but not limited to, any amount for which Landlord may be liable under, or as the result of, any lease entered into by Landlord for a term beginning at or after the expiration of the term. If, and while Tenant is holding over, it shall continue to be subject to and shall perform all of the conditions, provisions and obligations of this Lease except that Tenant shall pay Landlord rent at an amount equal to one hundred fifty percent (150%) of the rent provided to be paid hereunder immediately prior to the expiration of the term, and Tenant shall continue to be a tenant until its tenancy shall be terminated by Landlord, or until Tenant shall have given Landlord written notice of at least one (1) full calendar month of its intention to terminate the tenancy. Nothing contained in this Lease, however, shall be construed as a consent by Landlord to the occupancy or possession of the Property by Tenant after the expiration of the term, and Landlord, upon termination, shall be entitled to the benefit of all public general or public local laws or ordinances relating to the recovery of possession of lands and tenements held over by tenants, that may now be in force or hereafter enacted.

        27. RENEWAL OPTION

            If the Tenant is not in default under this Lease or any of the provisions hereof, Tenant may extend the term of this Lease for one (1) successive period of five (5) years by providing written notice to Landlord of it's intent to renew lease at least two hundred ten (210) days prior to completion of the original lease term. Such rental shall be under the same terms and conditions set forth within this Lease except that the annual rental for the succeeding lease term shall be ninety five percent (95%) of the prevailing fair market rent for the Property existing at the end of the initial lease term. Operating costs payable by Tenant for the renewal term shall be equal to Landlord's actual costs, plus twenty percent (20%) for administrative and overhead costs.

            Landlord's determination of fair market rent for the renewal term ("LANDLORD'S RATE") shall be submitted by Landlord to Tenant within thirty (30) days after Landlord's receipt of Tenant's written notice of it's intent to renew the lease. If Landlord fails to submit Landlord's Rate, then annual rent for the Renewal Term shall be deemed to be 95% of rent payable in the last year of the Term. If Tenant elects to contest Landlord's Rate, Tenant, at it's sole expense, shall contract for and obtain a third party appraisal to determine the fair market rental rate (inclusive of all improvements provided to the Property) of the Property within thirty (30) days after Tenant's receipt of Landlord's Rate ("TENANT'S RATE"). Landlord shall, within fifteen (15) days after receipt of Tenant's Rate, notify Tenant whether Tenant's Rate is acceptable. If Tenant's Rate is unacceptable to Landlord, Landlord and Tenant shall determine within five (5) days whether to continue negotiations if they both agree to do so, then they shall select a mutually agreeable third party appraiser to perform an additional appraisal (inclusive of all improvements to the Property) to determine fair market rental rates applicable to the Property. In such event, said selection must be made by both parties within five (5) business days thereafter. The cost of such appraisal shall be borne equally by Landlord and Tenant and said appraisal will be binding to both Tenant and Landlord PROVIDED, that if such third appraisal exceeds Landlord's Rate or is less than Tenant's Rate, the average of the three shall be the rental rate for the Renewal Term. Annual rent over the renewal term shall be payable in advance in equal monthly installments subject to the same penalties and conditions set forth for rents due during the original lease period.

            During the Renewal Term, actual operating costs and expenses (as defined in Section 9 of this Lease) shall be determined by Landlord and billed no less often than quarterly for such fiscal year as Landlord may adopt for such purpose. Said billings shall include an itemized listing of costs incurred. Payments shall be due from Tenant to Landlord within thirty (30) days after receipt of remittance request from Landlord. Tenant may elect to audit Landlord's books and records relating to operating costs and expenses. If it is determined from said audit that Landlord has incorrectly billed for operating costs and overhead, Landlord will be required to reimburse Tenant promptly for said incorrect charges.

        28. OWNERSHIP OF THE PROPERTY/DECLARATIONS OF COVENANTS

            Landlord warrants and represents Landlord is fee owner of the Building and that Landlord has the appropriate authority to enter into this Lease. Tenant acknowledges that this Lease is subject to the Lakeside Business Park Declaration of Covenants and Restrictions Land Use, Architectural Control and Common Area and the Lakeside Business Park Declaration of Covenants, Conditions and Restrictions Storm Water Management (collectively, the "DECLARATIONS") which have been recorded prior to the Commencement Date, in the form attached hereto as EXHIBITS E AND F, respectively.

        29. FORCE MAJEURE

            In the event that either party hereto shall be delayed, hindered or prevented from the performance of any act required within this Lease (except for the payment of rents or additional rents) by reason of any act not within the reasonable control of the party delayed, hindered or prevented, including strikes, lockouts, acts of god, enemy acts, civil commotion, labor troubles, inability to procure materials, failure of power, restrictive government laws or regulations, riots, insurrections, wars, legal injunctions, or other reasons of a comparable nature not the fault of or within the reasonable control of the delayed, hindered or prevented party, in performing the work or doing the acts required under the terms of this Lease, then performance of said act shall be excused for the period of the delay, hindrance or prevention and the performance of any such act shall be extended without penalty for a period equivalent to the period of such delay, hindrance or prevention.

        30. RIGHT OF FIRST REFUSAL

            If Landlord elects to sell the Property pursuant to a signed letter of intent from third parties to purchase the Property inclusive of all material terms and conditions of such sale, Landlord shall notify Tenant in writing of the terms and conditions of the sale and shall furnish a copy of the executed letter of intent to Tenant, and Tenant shall have ten (10) business days after notice from Landlord to exercise a first right to acquire the Property under the same terms and conditions indicated within the third party executed letter of intent. If Tenant fails to respond or elect to purchase the Property pursuant to the third party letter of intent, Landlord will be entitled to pursue sale of the Property at it's sole election without further purchase rights available to the Tenant, provided the sale is substantially in accordance with the terms and conditions of the letter of intent provided to Tenant. If Landlord elects to decline to sell the Property after receipt of the letter of intent and Tenant's election to decline it's first right to purchase the Property, Tenant will retain it's first right to purchase the Property for any subsequent offers made by third parties. Nothing herein shall preclude Landlord from selling or transferring ownership of the Property to it's subsidiaries or affiliates without the granting of any first right to purchase to Tenant.

        31. RECORDATION

            Landlord or Tenant may record a memorandum of this Lease in the public records. Upon the request of the recording party, the non-recording party shall sign a recordable memorandum of lease containing the terms required by statute and any other terms that the recording party reasonably elects to include in the recordation. All costs related to any such recordation shall be borne solely by the recording party.

            This Lease contains the final agreement between the parties. Landlord shall not have any obligation not expressly set forth herein; and neither Landlord nor Tenant shall be bound by any problems or representations prior to the date hereof which are not expressly set forth herein.

        32. GUARANTY

            This Lease is contingent upon the execution by Advanced Technical Products, Inc. of the Guaranty attached hereto and incorporated herein as EXHIBIT D.

        33. EXHIBITS

         The following Exhibits are attached hereto and incorporated herein:

         Exhibit A            Site Plan, depicting Access Easement and Loading
                              Dock Easement
         Exhibit B            Tenant's Space Plan
         Exhibit B-1          Plans and Specifications
         Exhibit C            Commencement Agreement
         Exhibit D            Guaranty
         Exhibit E            Lakeside Business Park Declaration of Covenants
                              and Restrictions, Land Use Architectural Control
                              and Common Area
         Exhibit F            Lakeside Business Park Declaration of Covenants,
                              Conditions and Restrictions Storm Water Management

         IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

WITNESS:                            LANDLORD:

                                    FRP LAKESIDE L.P.

                                    BY: FRP Maryland, Inc.
                                        its General Partner

/s/ STEPHANIE M. HUFF               BY: /s/ DAVID H. DEVILLIERS, JR.
                                        David H. deVilliers, Jr., President


WITNESS:                            TENANT:

                                    ALCORE INC.

                                    BY: /s/ EDWARD A. KILEY
                                        Edward A. Kiley, President

                                    EXHIBIT A

                       Site Plan depicting Access Easement
                            and Loading Dock Easement

                                    EXHIBIT B

                               Tenant's Space Plan

                                   EXHIBIT B-1

                            Plans and Specifications

                                    EXHIBIT C

                             Commencement Agreement

                                    EXHIBIT D

                                    GUARANTY

                                    EXHIBIT E

                Lakeside Business Park Declaration of Covenants
               and Restrictions Land Use, Architectural Control
                                 and Common Area

                                    EXHIBIT F

               Lakeside Business Park Declaration of Covenants,
              Conditions and Restrictions Storm Water Management